Ex. 10.2-7


                                  EXHIBIT 10.2
                      FORM OF SUBSCRIPTION ESCROW AGREEMENT



                          Letter of Escrow Instructions



To:
                  Corporate Trust/Agency Administration





         Win or Lose Acquisition Corporation - Subscription Escrow, __________________ Bank Escrow No. ___________

         The undersigned will cause to be delivered, to _____________, hereinafter called Escrow Agent, the papers, money or property hereinafter described to be held and disposed of by Escrow Agent in accordance with the following instructions and upon the terms and conditions hereinafter set forth, to which the undersigned agree:

1.       ESCROW PURPOSE:

1.1 This escrow is a single party clearing and holding escrow established by Win or Lose Acquisition Corporation, of Clearwater, Florida, (the "Company"). There are no other parties to this escrow.

1.2 The purpose of this escrow is to receive, clear and hold subscription payments ("Subscription Funds") from certain persons ("Subscribers") who subscribe to purchase up to 500,000 shares of the $0.001 par value common stock ("Common Stock") of the Company. The Common Stock will be offered to the public at a price of $0.25 per share for a period of 90 days commencing on _____________ and ending on _____________ (the "Termination Date"). The offering will be conducted on a "best-efforts, all nor none basis" pursuant to an effective registration statement under the Securities Act of 1933 (Registration No. 333-___________).

1.3 The Company reserves the right to close the escrow at any time after the receipt of subscriptions for 500,000 shares of Common Stock, but shall not be obligated to do so. The Company also reserves the right to terminate the offering and instruct the escrow agent to return the Subscription Funds to the Subscribers.

2.       ESCROW DEPOSITS:

2.1 The Escrow Deposits will be in the form of checks, bank wire transfers and other instruments of payment in favor of "____________ Bank - Subscription Escrow Agent for Win or Lose Acquisition Corporation."

2.2 The Subscribers will deliver checks and other instruments of payment directly to Escrow Agent together with manually signed original Subscription Agreements and such other documents as may be necessary to establish the Subscriber's name, address and social security number, and number of shares subscribed to the satisfaction of the Escrow Agent. In accordance with Rule 15c2-4 under the Securities Exchange Act of 1934, the Company agrees to deliver any subscription documents and instruments of payment received by it to the Escrow Agent by noon of the next business day after receipt thereof

2.3 The Escrow Agent shall accept deposits to the Escrow Account for the entire offering period, without reference to the amount of Subscription Funds then on deposit therein. The Subscription Funds on deposit in the Escrow Account shall not become the property of the Company until the Escrow Agent has received and cleared subscriptions for at least $125,000. Upon deposit, however, all Subscription Funds will be subject to the terms of this Agreement. The Subscription Funds are to be invested by Escrow Agent from time to time in a ________________________________ account without further instruction.

2.4 Any checks or other instruments of payment that have been presented for payment and have been dishonored are to be presented for payment a second time. Any checks or other instruments of payment that have been dishonored twice are to be immediately returned to the Subscriber, with copies to the Company.

3.       ESCROW DISBURSEMENTS:

3.1 In the event the Escrow Agent has not received and cleared a total of $125,000 in Subscription Funds on the Termination Date, or the Company has not delivered to the Escrow Agent a certificate that all other conditions precedent to the sale of the Common Stock have been satisfied, the Escrow Agent shall promptly refund to each Subscriber the Subscription Funds submitted on his behalf, together with interest, if any, earned on such Subscription Funds during the time the
         Subscription Funds have been collected and are available for investment. Escrow Agent shall distribute the interest earned on the Escrow Account to the Subscriber, pro rata, according to the amount and date of each deposit. Notwithstanding the foregoing, the Subscribers are not parties to this Escrow. No checks, funds or other property are to be disbursed to any Subscriber except in accordance with the provisions of this Section 3.

3.2 If the collected Subscription Funds on deposit in the escrow are more than $125,000 on the Termination Date, the Escrow Agent shall prepare a summary compilation that identifies each Subscriber, states the date when the Subscription was received by the Escrow Agent, and states the number of shares of common stock subscribed for. The Company shall then promptly review the compilation prepared by the Escrow Agent and reject sufficient subscriptions to eliminate any excess subscriptions and reduce the total Subscription Funds to exactly $125,000. The Company reserves the right to partially reject subscriptions and shall endeavor to reject subscriptions in a manner reasonably calculated to result in an even distribution of its Common Stock among the Subscribers. After completing this process, the Company shall prepare a definitive list that identifies each Subscriber and states the number of shares of Common Stock that will be sold to such Subscriber.

3.3 Upon receipt of the definitive subscription list prepared by the Company, Escrow Agent shall promptly remit to each Subscriber who has submitted a subscription that was rejected in whole or in part by the Company any excess Subscription Funds attributable to his Subscription, together with interest during the time the Subscription Funds have been collected and are available for investment.

3.2 When the Company has rejected any excess subscriptions, the excess Subscription Funds have been refunded to the Subscribers, the Escrow Agent has retained exactly $125,000 in Subscription Funds, and the Company has delivered to the Escrow Agent a certificate that all conditions precedent to the sale of the Common Stock have been satisfied, the Escrow Account shall close and all of the funds then on deposit in the Escrow Account shall then be promptly and directly transferred to the Rule 419 escrow that has been created by the Company and the Escrow Agent pursuant to an agreement of even date.

4.       NO MODIFICATION:

4.1      After  the  deposit  of  any  Subscription   Funds  or  checks,   these
         instructions shall not be modified, rescinded or amended.

5.       TERMINATION OF ESCROW:

5.1 This Escrow shall terminate on ________________. On the termination of this Escrow all Subscription Funds shall be disbursed in the manner described above. In no event will the Escrow Agent be required to disburse its own funds or any uncollected funds.

6.       GENERAL PROVISIONS:

6.1 All parties understand and agree that Escrow Agent is not a principal, participant, or beneficiary of the underlying transaction that necessitates this Agreement. The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in acting or refraining from acting on any instrument believed by it to be genuine and to have been signed or presented by the proper party or parties, their officers, representatives or agents. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized hereby, nor for action taken or omitted by it in accordance with the advice of its counsel. Escrow Agent shall be responsible for holding, investing and disbursing the Escrowed Assets pursuant to the Agreement, but in no event shall be liable for any exemplary or consequential damages in excess of Escrow Agent's fee hereunder.

6.2 Unless otherwise provided herein, the Escrow Agent shall accept the Escrowed Assets pursuant to the Agreement and invest such assets at the written request of the parties hereto specifying with particularity or by accompanying schedule the type and identity of the assets to be deposited. Acceptance of the Escrowed Assets shall be communicated by Escrow Agent to parties by account statement or otherwise in writing as soon as practicable after receipt, and any discrepancies shall be noted to Escrow Agent by the parties in writing within forty five (45) days of receiving such communication. Failure to note any discrepancies shall be deemed confirmation of the description of Escrowed Assets listed on the report regardless of any variations from the original schedule. Any request to invest assets shall be in writing or facsimile and specify the type of investment to be made, the maturity date, and the principal amount to be invested. The Escrow Agent shall not be liable for delay or failure to invest funds without written instructions or for losses on any investments made by it pursuant to and in compliance with such instructions.

6.3 Should any controversy arise between the undersigned with respect to this Escrow Agreement or with respect to the right to receive the Escrowed Assets, Escrow Agent shall have the right to consult counsel and/or to institute a bill of interpleader in any court of competent jurisdiction to determine the rights of the parties. In the event it is a party to any dispute, Escrow Agent shall have the additional right to refer such controversy to binding arbitration. Should such actions be necessary, or should Escrow Agent become involved in litigation in any manner whatsoever on account of this Escrow Agreement of the Escrowed Assets made hereunder, the undersigned hereby bind and obligate themselves, their heirs and legal representatives to pay Escrow Agent, in addition to any charge made hereunder for acting as Escrow Agent, reasonable attorney's fees incurred by Escrow Agent, and any other disbursements, expenses, losses, costs and damages in connection with and resulting from such actions.

6.4 The Escrow Agent shall have no liability under, or duty to inquire beyond the terms and provisions of the Agreement, and it is agreed that its duties are purely ministerial in nature, and that the Escrow Agent shall incur no liability whatsoever except for willful misconduct or gross negligence so long as it has acted in good faith. The Escrow Agent shall not be bound by any modification, amendment, termination, cancellation, rescission or supersession of this Escrow Agreement unless the same shall be in writing and signed by all of the other parties hereto and, if its duties as Escrow Agent hereunder are affected thereby, unless it shall have given prior written consent thereto.

6.5 The Escrow Agent may at any time resign hereunder by giving written notice of its resignation to the other parties hereto, at their address set forth herein, at least ten (10) days prior to the date specified for such resignation to take effect, and upon the effective date of such resignation, the Escrowed Assets hereunder shall be delivered to such person as may be designated in writing by the appropriate parties executing this Escrow Agreement, whereupon all the Escrow Agent's obligations hereunder shall cease and terminate. The Escrow Agent's sole responsibility until such termination shall be to keep safely all Escrowed Assets and to deliver the same to a person designated by the appropriate parties executing this Escrow Agreement or in accordance with the directions of a final order or judgment of a court of competent jurisdiction.

6.6 The parties agree to indemnify, defend and hold the Escrow Agent harmless from and against any and all loss, damage, tax, liability and expense that may be incurred by the Escrow Agent arising out of or in connection with its acceptance or appointments as Escrow Agent hereunder, including costs and expenses of defending itself against any claim or liability in connection with its performance hereunder.

6.7 The parties jointly and severally agree to pay to the Escrow Agent its fees for the services rendered pursuant to the provisions of this Escrow Agreement and will reimburse the Escrow Agent for reasonable expenses, including reasonable attorney's fees incurred in connection with the negotiations, drafting and performance of such services. Except as otherwise noted, this fee covers account acceptance, set up and termination expenses; plus usual and customary related administrative services such as safekeeping, investment and payment of funds specified herein or in the exhibits attached. Activities requiring excessive administrator time or out-of-pocket expenses such as optional substitution of collateral or securities shall be deemed extraordinary expenses for which related costs, transaction charges, and additional fees will be billed at Escrow Agent's standard charges for such items. A fee schedule has been provided to all parties to this Escrow.

6.8      The  parties  warrant  to the Escrow  Agent that there are no  Federal,
         State or local tax liability or filing requirements whatsoever concerning the Escrow Agent's actions contemplated hereunder and warrant and represent to the Escrow Agent that the Escrow Agent has no duty to withhold or file any report of any tax liability under any Federal of State income tax, local or State property tax, local or State sales or use taxes, or any other tax by any taxing authority. The parties hereto agree to jointly and severally indemnify the Escrow Agent fully for any tax liability, penalties or interest incurred by the Escrow Agent arising hereunder and agree to pay in full any such tax liability together with penalty and interest if any tax liability is ultimately assessed against the Escrow Agent for any reason as a result of its action hereunder (except for the Escrow Agent's individual income tax liability arising from its income fees).

6.9 The Escrow Agent shall have no liability for loss arising from any cause beyond its control, including, but not limited to, the following:
         (a) the act, failure or neglect of any agent or correspondent selected by the Escrow Agent or the parties hereto; (b) any delay, error, omission or default connected with the remittance of funds; (c) any delay, error, omission or default of any mail, telegraph, cable or wireless agency or operator; (d) the acts or edicts of any government or governmental agency or other group or entity exercising governmental powers.

6.10 This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of Florida. The parties hereto expressly waive such duties and liabilities, it being their intent to create solely an agency relationship and hold the Escrow Agent liable only in the event of its gross negligence or willful misconduct in order to obtain the lower fee schedule rates as specifically negotiated with the Escrow Agent.

7.       NOTICES:

7.1 All notices, demands, requests or payments provided for or given pursuant to this Escrow must be in writing or facsimile. All such notices shall be deemed to have been properly given or served by personal delivery or by depositing the same in the United States mail addressed to the person entitled to receive such notice at the address set forth below.

         To the Company:
                Sally A. Fonner, President
                Win or Lose Acquisition Corporation
                1612 North Osceola
                Clearwater, Florida 33755


         To the Escrow Agent:
                 ___________________ Bank, N.A.
                Corporate Trust/Agency Administration

7.2      All notices shall be effective when received.

       Approved and accepted by the Parties this ________ day of December, 2000.


Win or Lose Acquisition Corporation                 _________________ Bank, N.A.






By:                                       By:
   ----------------------------              -----------------------------
     Sally A. Fonner, President              (Name and Title of Signatory)